As filed with the
      Securities and Exchange Commission on April 25, 1997.

                                          Registration No. 333-
-----------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            ----------

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                       CARBO CERAMICS INC.
        (Exact name of issuer as specified in its charter)

           Delaware                               72-1100013
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)             Identification No.)


            600 East Las Colinas Boulevard, Suite 1520
                       Irving, Texas 75039
             (Address of principal executive offices)

                            ----------

                       CARBO CERAMICS INC.
             1996 STOCK OPTION PLAN FOR KEY EMPLOYEES
                     (Full title of the plan)


                          Paul G. Vitek
        Vice President of Finance, Secretary and Treasurer
                       CARBO CERAMICS INC.
            600 East Las Colinas Boulevard, Suite 1520
                       Irving, Texas 75039
                          (972) 401-0090
    (Name, address and telephone number of agent for service)


                             Copy to:
                     Stephen H. Shalen, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                              Proposed
Title of                      Maximum       Proposed
Securities                    Offering      Maximum            Amount of
to be       Amount to be      Price         Aggregate          Registration
Registered  Registered(1)     Per Share(2)  Offering Price(2)  Fee(2)
----------  -------------     ------------  -----------------  ------------
Common      1,000,000 shares   $20.25       $20,250,000.00     $6,136.36
Stock
$.01 par
value per
share

----------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Carbo Ceramics Inc. 1996 Stock Option Plan for Key Employees (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Carbo Ceramics Inc. (the "Registrant").

(2) Estimated solely for purposes of calculation of the registration fee with respect to the shares being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices on April 23, 1997 of a share of Common Stock of the Registrant as reported on the Nasdaq Stock Market, Inc.'s National Market.

----------------------------------------------------------------------------

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

      The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished.

      (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

      (b) All of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding the portions of any report filed pursuant to Section 14 of the Exchange Act responding to Item 402(i), (k) and (l) of Regulation S-K) after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

      (c) The description of the common stock of the Registrant is contained under the captions "Prospectus Summary" and "Description of Common Stock" in the Prospectus Subject to Completion dated April 10, 1996 included in the Registration Statement on Form S-1 (No. 333-1884), filed by the Registrant under the Securities Act with the Commission on March 1, 1996, as amended by Amendment No. 1 thereto filed by the Registrant under the Securities Act with the Commission on April 10, 1996, and incorporated by reference to the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act with the Commission on April 10, 1996.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not applicable.

Item 5.  Interests of Named Experts and Counsel

      Not applicable.

Item 6.  Indemnification of Directors and Officers


      Section 145 of The Delaware General Corporation Law provides in regard to indemnification of directors and officers as follows:

   145  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
        INSURANCE.--

   (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "to other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Reference is made to the Registrant's Certificate of Incorporation and Bylaws which require the Company to indemnify the persons whom it may indemnify under Section 145 of the Delaware General Corporation Law. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors, to the fullest extent permitted by Delaware law, for monetary damages for breach of fiduciary duty as a director. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director's standard of conduct or responsibilities under any other laws, including the Federal securities laws.

Item 7.  Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      4.1       Carbo Ceramics Inc. 1996 Stock Option Plan
                For Key Employees

      4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1
                (No. 333-1884) and incorporated herein by reference)

      4.3       Amended and Restated By-Laws of the Registrant
                (filed as Exhibit 3.4 to Registrant's Registration Statement on Form S-1 (No. 333-1884) and incorporated herein by reference)

      4.4 Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (No. 333-1884) and incorporated herein by reference)

      5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the validity of securities being registered

      23.1      Consent of Independent Auditors

      23.2      Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in Exhibit 5.1)

      24.1      Power of Attorney (included on signature page)

Item 9.  Undertakings

      (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CARBO CERAMICS INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, as of the 15th day of April, 1997.

                                 CARBO CERAMICS INC.

                                 By: /s/ William C. Morris
                                    ---------------------------
                                     William C. Morris
                                     Chairman of the Board
                                     of Directors



             Each person whose signature appears below constitutes and appoints William C. Morris and Jesse P. Orsini, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any an all capacities to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 15th day of April, 1997.

Name                           Title
----                           -----

/s/ Jesse P. Orsini            President and Chief
-------------------------      Executive Officer, Director
Jesse P. Orsini                (Principal Executive Officer)


/s/ Paul G. Vitek              Vice President of Finance,
-------------------------      Secretary and Treasurer
Paul G. Vitek                  (Principal Financial and
                               Accounting Officer)


/s/ William C. Morris          Chairman of the Board of Directors
-------------------------
William C. Morris

/s/ William A. Griffin         Director
-------------------------
William A. Griffin

/s/ Claude E. Cooke, Jr.       Director
-------------------------
Claude E. Cooke, Jr.

-------------------------      Director
John J. Murphy

                             EXHIBIT INDEX

                                                            Sequentially
Exhibit                                                     Numbered
No.      Description               Method of Filing         Page Location
-------  -----------               ----------------         -------------

4.1      Carbo Ceramics Inc.       Filed herewith                10
         1996 Stock Option Plan
         for Key Employees

4.2      Amended and Restated      Filed as  Exhibit 3.3         --
         Certificate of            to Registrant's Regis-
         Incorporation of the      tration Statement on
         Registrant                Form S-1 (No. 333-1884)
                                   and incorporated
                                   herein by reference

4.3      Amended and Restated      Filed as Exhibit 3.4 to       --
         By-Laws of the            Registrant's Registration
         Registrant                Statement on Form S-1
                                   (No. 333-1884) and
                                   incorporated herein by
                                   reference

4.4      Form of Common Stock      Filed as Exhibit 4.1 to       --
         Certificate of the        Registrant's Registration
         Registrant                Statement on Form S-1
                                   (No. 333-1884) and
                                   incorporated herein by
                                   reference

5.1      Opinion of Cleary,        Filed herewith                20
         Gottlieb, Steen &
         Hamilton regarding
         regarding the validity
         of securities being
         registered

23.1     Consent of Independent    Filed herewith                22
         Auditors

23.2     Consent of Cleary,        Filed herewith                21
         Gottlieb, Steen &
         Hamilton (included
         in Exhibit 5.1)

24.1     Power of Attorney         Filed herewith                 8
         (included on signature
         page)